UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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Texas Pacific Land Trust Provides Shareholders Opportunity to Ask Questions to General Donald G. Cook

Trustee Nominee Cook Sends Personal Letter to Shareholders

Meet General Cook Thursday at 11:00 a.m. CT at www.TrustTPL.com

Send Questions to AskGeneralCook@tpltrust.com by Wednesday at 5:00 p.m. CT

The Trust to Release its Q1 2019 Financial Results on April 25, 2019

DALLAS (April 22, 2019) – General Donald “Don” G. Cook (“General Cook”), a nominee for election as Trustee of Texas Pacific Land Trust (NYSE: TPL) (the “Trust”), has penned a letter to shareholders to offer his personal perspectives on his candidacy for the vacant Trustee seat. The text of the letter is included below. The Trust also announced that General Cook will host a video Q&A available on Thursday, April 25, during which he will respond to questions submitted by shareholders and provide his personal perspectives on the issues.

“TPL shareholders deserve to hear directly from me, and I look forward to answering their questions and addressing what is at stake during this important election,” said General Cook. “While serving on the boards of numerous large public and private companies over the years, one critical lesson I learned is that, at the helm of any successful company, you will find directors who are knowledgeable, professional, experienced in governance and committed to carefully evaluating a company’s growth strategy.”

Shareholders can view the video Q&A on Thursday, April 25 by visiting www.TrustTPL.com at 11:00 a.m. CT. A replay will be available beginning on Friday, April 26 on the website for those who are not able to tune in on Thursday. Shareholders who desire more information about General Cook’s background and his vision for TPL are encouraged to submit questions via email at AskGeneralCook@tpltrust.com by Wednesday, April 24 at 5:00 p.m. CT and to visit www.TrustTPL.com.

The Trust and General Cook urge all shareholders who want to continue the Trust’s trajectory of delivering tremendous shareholder value to vote FOR General Cook by using the BLUE proxy card.

The Trust also announced that its financial results for the first quarter of 2019 will be released at 3:30 pm Central Daylight Time on April 25, 2019, and will be available at the Trust’s website, www.TrustTPL.com.

The letter from General Cook follows.

Contacts:

Media:

Abernathy MacGregor

Sydney Isaacs / Jeremy Jacobs

(713) 343-0427 / (212) 371-5999

sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners

Paul Schulman / David Whissel

(212) 929-5500 or (800) 322-2885

pschulman@mackenziepartners.com

April 22, 2019

Dear Texas Pacific Land Trust Shareholders:

I am honored to introduce myself to you as the Trust’s nominee to serve as your newest Trustee.

I hope that you will consider voting for me by completing, signing and returning the BLUE proxy card, or by voting online by following the instructions at www.TrustTPL.com.

What drew me to TPL is probably similar to what many of you shareholders appreciate about the Trust. Over a period of decades, the Trustees have positioned TPL to optimize its position in the Permian Basin, brought on an experienced, operations-focused leadership team that is driving the Trust’s incredible success, and created long-lasting shareholder value by forming Texas Pacific Water Resources in 2017. I have also been impressed by the outstanding performance of TPL’s stock. TPL has outperformed 99% of S&P 500 constituents and delivered total shareholder return (TSR) of 475% in the five years preceding the start of the contested proxy campaign.[1]

I did not even know any of the Trustees or executives of TPL before I was contacted about becoming a potential candidate, but I can tell you that I’m excited about joining a team with this level of foresight and initiative.

I was part of many teams in the 36 years I served in the U.S. Air Force with several command and high-level staff assignments. It was my privilege to command the 20th Air Force, the nation’s nuclear Intercontinental Ballistic Missile force; two space wings; a flying training wing in Del Rio, Texas and to serve as Commander of Air Combat Command during 9/11. My last assignment was as Commander, Air Education and Training Command at Randolph Air Force Base in Texas, where I was responsible for overseeing an $8 billion annual budget and providing for the leadership, welfare and oversight of approximately 90,000 military and civilian personnel. These are the foundational experiences I needed to move to the second chapter of my career when I retired from the Air Force in 2005.

Since then I have been fortunate to have served as an independent director on the boards of numerous significant public and private companies and associations. Over the years, corporate governance and board leadership have become passions of mine, and I have had the opportunity to assist many companies in identifying and executing growth initiatives, considering and implementing strategic alternatives (including M&A transactions) and enhancing their corporate governance structures and practices. I would be honored to bring my skills and experience to TPL.

I care deeply about Texas. I enjoyed five Air Force assignments in Texas, have lived in San Antonio for the past 18 years and have been married for 47 years to my lovely wife from Big Spring, Texas. That is why I am extremely excited about the opportunity to be part of the 131-year-old Trust, which is deeply rooted in the land, culture and history of Texas.

I agree with the shareholders who made their voices heard in recent months and believe that what is needed most at this point in TPL’s history is expertise in corporate governance, with a focus on ensuring that the TPL team has the right resources and oversight to continue working safely and effectively. An understanding of the E&P landscape may be relevant, but as TPL expands its water services business and considers all aspects of its future, what is more important is a Trustee who has experience evaluating a wide range of situations, strategies and options for a ~$7 billion market cap public company. As a highly-experienced public and private company director, I have participated in several processes to prudently consider strategic options. In all modesty, I am the only nominee that brings that kind of experience to TPL.

I understand the importance of your investment to your future, and I will treat it with the stewardship it deserves. Thank you for considering me to serve TPL’s shareholders. It is an honor and a responsibility that I take seriously. Please vote FOR me using the BLUE proxy card.

Sincerely,

General Donald “Don” G. Cook

1 TSR measured March 14, 2014, through March 15, 2019. Total return includes stock price appreciation and reinvested dividends. Excludes companies that do not have total shareholder returns over this full period (e.g. IPOs occurring after Jan. 1, 2014).

If you have any questions or need assistance in voting your shares, please contact the Trust’s proxy solicitor:

MacKenzie Partners

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Additional Information and Where to Find It

Texas Pacific has filed its definitive proxy statement on Schedule 14A and form of BLUE proxy card with the SEC in connection with the solicitation of proxies for the Special Meeting. Texas Pacific, its trustees and its executive officers are participants in the solicitation of proxies from holders of Texas Pacific sub-share certificates in connection with the matters to be considered at the Trust’s upcoming Special Meeting. Information regarding the names of the Trustees and executive officers and their respective interests in the Trust by security holdings or otherwise is set forth in the Texas Pacific’s definitive proxy statement. HOLDERS OF TEXAS PACIFIC SUB-SHARE CERTIFICATES ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND BLUE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. A free copy of the Texas Pacific’s definitive proxy statement and other relevant documents that Texas Pacific files with the SEC may be obtained through the SEC’s website at www.sec.gov or at Texas Pacific’s website at www.tpltrust.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This letter may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this letter, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

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